UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2014

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35590	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

The Karlsson Group has informed us that it will not extend the date by which we may prepay the approximately $154.8 million we owe under our senior secured debt to the Karlsson Group for $15 million beyond May 23, 2014.  Consequently, on May 24, 2014 we became in default under the full amount of our obligations under the Karlsson Debt, entitling Karlsson to accelerate these obligations and foreclose on substantially all of our assets.  We are in default of a covenant to deliver a completed and updated 43-101 final resource report for purposes of our definitive feasibility study and to make a tax gross-up payment.  Upon acceleration of the Karlsson debt or the pursuit of certain other remedies by Karlsson the holders of our $7.5 aggregate principal amount of senior unsecured debt will be entitled to accelerate that debt.

We have no cash available for operations and have terminated all of our employees other than Chad Brownstein, our executive vice chairman, and Gregory Dangler, our interim president, chief executive officer and chief financial officer, who have continued to work without compensation.

Our board and management are exploring our alternatives, which may result in a bankruptcy filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Gregory Dangler
Date: May 30, 2014		President and Chief Executive Officer